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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

KNIGHT FULLER, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Knight Fuller, Inc.

510 State Street, Suite 16

Santa Barbara, California 93101

Dear Shareholder:

This Information Statement is furnished to holders of shares of common stock, par value $.0001 per share (the “Common Stock”), of Knight Fuller, Inc. (the “Company,” “we” or “us”). The purpose of this Information Statement is to notify our stockholders that on July 30, 2004 (the “Record Date”), we received written consent (the “Written Consent”) from certain of our principal stockholders (identified in the section entitled “Security Ownership Of Certain Beneficial Owners And Management”) holding or able to direct the vote of 350,000 shares of Common Stock, representing approximately 51% of the then total issued and outstanding Common Stock,  to amend our Certificate of Incorporation to increase the authorized common share capital from 1,000,000 shares to 100,000,000 shares.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of or persons able to direct the vote of a majority of the outstanding shares of our Common Stock. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before a date which is 20 days after this Information Statement was first mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by a majority of our stockholders.

Sincerely yours,

Stephen Hallock,

President

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON JULY 13, 2004.

       WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Knight Fuller, Inc.

510 State Street, Suite 16

Santa Barbara, California 93101

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD

August 27, 2004

8:30 a.m. Pacific Time

                                                              ______________________________

NOTICE IS HEREBY GIVEN, that a Special Meeting of Shareholders of Knight Fuller, Inc., a Delaware corporation ("CLTR"), will be held at 8:30 a.m. Pacific Time on August 27, 2004, at the Company’s offices at 510 State Street, Suite 16, Santa Barbara, California, to approve the increase in share capital to One Hundred Million (100,000,000) Common Shares, proposed by the Board of Directors, and to transact such other business as may properly come before the Special Meeting and any adjournment thereof.

The Company has fixed the close of business on July 30, 2004, as the Record Date for the determination of Company shareholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

Stephen Hallock, President

Beverly Hills, California

July 30, 2004

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

KNIGHT FULLER, INC.

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

I. INTRODUCTION

We are sending you this Information Statement to inform you of the authorization by a majority of the shareholders of our Common Stock and all of the shareholders of our Preferred Stock to amend our Certificate of Incorporation to increase our authorized common share capital to One Hundred Million (100,000,000) shares.

The adoption of the foregoing resolutions will become effective 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the Geenral Corporation Law of the State of Delaware. No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the General Corporation Law of the State of Delaware are afforded to our stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,500, will be paid by us.

 II. OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed the close of business on July 30, 2004, as the record date for the determination of those holders of Common Stock of the Company entitled to receive notice of, and vote at, the Special Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Special Meeting. At the close of business on the record date, there were 675,233 shares of the Company's Common Stock issued and outstanding and 100 shares of Series A Preferred Stock.

The amendment of our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the voting power of the Company. We have two classes of voting stock.. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting and each share of Series A Preferred Stock is entitled one million and one votes. Holders of Common Stock are not entitled to cumulative voting rights.   Section 242 (b)(1) of the General Corporation Law of the State of Delaware requires the board of directors to call a special meeting of shareholders for the consideration of any amendment to the Certificate of Incorporation.  Our principal shareholder, Opus International, LLC, holds 350,000 of the 675,233 shares entitled to vote, which represents approximately 51% of the outstanding common stock.  It also holds 100 shares of Series A Preferred Stock, entitling it to the votes of an equivalent of One Hundred Million One Hundred (100,000,100) votes.  As a result, no vote or proxy is required by the stockholders to approve the adoption of the amendment.  Opus International, LLC also has a voting agreement from Sutter Holding Corp., which requries Sutter to vote in accordance with the instructions given by Opus.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the amendments to our

Certificate of Incorporation cannot take effect until at least 20 days after this Information Statement is sent to our stockholders.

III. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of , by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address

Number of Shares

 Percentage Owned

Opus International, LLC*

350,000

51.8%

12753 Mulholland Drive

Beverly Hills, CA  90210

Sutter Holding Corp.

126,000

26.5%

220 Montgomery Street

Suite 2100

San Francisco, CA  94104

Officers and

Directors as a Group

350,000

51.8%

------------

* Stephen Hallock is the managing member and beneficial owner of Opus International, LLC.  Opus International also holds 100 Series A Preferred Shares, entitling it to 100,000,100 votes.  There is also a voting agreement in place for Sutter Holding Corp. to vote its 126,000 shares as directed by Opus International, LLC.

IV. PROPOSAL NUMBER ONE : INCREASE IN AUTHORIZED COMMON SHARE CAPITAL

Proposal Number One is the increase in the authorized common share capital of Knight Fuller.  This involves an amendment to the Certificate of Incorporation, which must be authorized by a majority vote of the shareholders.  On July 30, 20004, the Company’s Board of Directors passed the following resolution :

RESOLVED, that Article V of the Certificate of Incorporation are hereby amended to read as follows:

ARTICLE V: CAPITAL STOCK

The total number of shares of the capital stock which the Corporation has authority to issue is one million one hundred (100,000,100) shares, divided into one hundred million (100,000,000) shares of common stock having a par value of $0.0001 per shares (the “Common Stock”), and one hundred (100) shares of Series A Convertible Preferred Stock having a par value of $0.0001 per share (the “Series A Convertible Preferred Stock”).

No share shall be issued without consideration being exchanged, and it shall thereafter be non-assessable.

The following is a description of each class of stock of the Corporation with the preferences, conversion and other rights, restrictions, voting powers, limitations as to distributions, qualifications, and terms and conditions of redemption of each class:

FIRST: In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of any Preferred Stock then outstanding shall be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to the liquidation preference to which the holders of such Preferred Stock may be entitled before any amount shall be paid or any assets of the Corporation shall be distributed among the holders of the Common Stock and, if the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment in full to the holders of the Preferred Stock, as aforementioned, then the entire assets of the Corporation available for distribution to the stockholders shall be distributed ratably among the holders of the Preferred Stock; then and thereafter, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among and paid to the holders of the Preferred Stock and the Common Stock, share and share alike and without any distinction as to class, in proportion to their respective stockholdings.

A merger of the Corporation with or into any other Corporation, a share exchange involving the Corporation, or a sale, lease, exchange or transfer of all or any part of the assets of the Corporation which shall not in fact result in the liquidation of the Corporation and the distribution of its assets to its stockholders shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Article V.

SECOND:  The Common Stock shall have voting rights such that each share of Common Stock duly authorized, issued and outstanding shall entitle its holder to one vote.

Except as provided in Article VI respecting the Series A Convertible Preferred Stock, shares of Common Stock and shares of Series A Convertible Preferred Stock shall be identical in all respects.

Shares of Series A Convertible Preferred Stock shall be issued by t he Corporation only to persons who at the time of issuance are members of the executive management of the Corporation.  For purposes of the preceding sentence, the board of directors shall determine from time to time in its discretion who are members of the executive management of the Corporation, and all such determinations of the board of directors shall be conclusive in the absence of actual fraud or manifest error.

THIRD: Notwithstanding any provision of this Certificate of Incorporation to the contrary, the affirmative vote of a majority of all the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due authorization, approval or advice of such action by the Board if Directors, as required by law, to approve and authorize the following acts of the Corporation:

(i)

any amendment to this Certificate of Incorporation;

(ii)

the merger of the Corporation into another Corporation or the merger of one or more other corporations into the Corporation;

(iii)

the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

(iv)

the participation by the Corporation in a share exchange (as defined in Delaware General Corporation Law); and

(v)

the voluntary or involuntary liquidation, dissolution or winding up of or the revocation of any such proceedings relating to the Corporation.

V.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective July 30, 2004, Opus International, LLC acquired 350,000 shares of our Common Stock and 100 shares of Series A Preferred Stock in exchange for securities valued at $250,000.

COMPLIANCE WITH SECTION 16(A) OF EXCHANGE ACT

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our Common Stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2003 fiscal year our directors, executive officers and persons who own more than 10% of our Common Stock complied with all Section 16(a) filing requirements.

VI. OTHER BUSINESS

No business, other than as set forth herein, is expected to come before the Special Meeting. Should any other matter requiring a vote of the shareholders arise, including any question related to any adjournment of the meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment and in the best interests of the Company and its shareholders.

 VII. SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the next Annual Meeting of Shareholders must be received by the Company by December 31, 2004. The proposal will be presented at the Special Meeting, and included in the Company's Information Statement, and related proxy solicitation materials, for the Company's next Annual Meeting of Shareholders.

VIII.  OTHER MATTERS

Except as set forth above, as of the date of this Information Statement, the Board knows of no other matters other than those described in this Information Statement, which have been approved or considered by the holders of a majority of the shares of our voting stock.

Only one Information Statement is being delivered to multiple security holders sharing an address.  If you are a security holder at a shared address to which a single copy of this Information Statement was delivered and you desire to obtain a separate copy of the documents delivered, please contact the person at the address or telephone number described below.

We hereby undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, PLEASE CONTACT:

STEPHEN HALLOCK, PRESIDENT

KNIGHT FULLER, INC.

510 State Street, Suite 16

Santa Barbara, CA  93101

805-730-1978

BY ORDER OF THE BOARD OF DIRECTORS,

Stephen Hallock

-----------------------------------

Stephen Hallock, President

Beverly Hills, California, July 30, 2004